Exhibit 10.1

The Purchase Agreement

This Purchase Agreement is entered on June 21, 2007 by and between Joss Star International Group, Inc., a Nevada corporation (Joss Star Nevada) and Joss Star International Holdings Group Ltd., a BVI corporation (Joss Star BVI).

Joss Star BVI agreed to sale and Joss Star Nevada agreed to buy 70% ownership in Dalian Jossstar Footwear Co., Ltd. for 50,000,000 shares of common stock of  Joss Star Nevada.

This Purchase Agreement is subject to the approval by the board of directors and the shareholders of both Joss Star Nevada and Joss Star BVI.

Agreement

Joss Star Nevada will have a total of 50,000,000 shares of common stock issued and outstanding after the issuance of 50,000,000 shares of common stock to Joss Star BVI.

Upon effectiveness of a registration statement to be filed with the SEC, Joss Star Nevada shall issue 50,000,000 shares of common stock of Joss Star Nevada to the shareholders of Joss Star BVI.

Joss Star BVI agrees to promptly transfer the 70% ownership in Dalian Jossstar Footwear Co., Ltd. to Joss Star Nevada upon receipt of the 50,000,000 shares of common stock of Joss Star Nevada.

Joss Star International Group, Inc.

Joss Star International Holdings Group Ltd.

Ying Ying Zhang

Ying Ying Zhang

Chief Executive Officer

Chief Executive Officer